Exhibit 99.1

Marchex Announces Fourth Quarter and Full Year 2019 Results

SEATTLE – February 12, 2020-- Marchex, Inc. (NASDAQ:MCHX), a leading provider of call analytics that drive, measure, and convert callers into customers, today announced its financial results for the fourth quarter and full year ended December 31, 2019.

Q4 and Full Year 2019 Financial Highlights

•	Revenue was $28.6 million for the fourth quarter of 2019, compared to $23.1 million for the fourth quarter of 2018. Revenue was $106.1 million for 2019, compared to $85.3 million for 2018.
•

Core analytics and solutions revenue was $12.7 million for the fourth quarter of 2019, compared to $10.9 million for the fourth quarter of 2018.  Core analytics and solutions revenue was $52.3 million for 2019, compared to $35.4 million for 2018.

•

Net loss was $0.4 million for the fourth quarter of 2019 or $0.01 per diluted share, compared to a net loss of $0.6 million or $0.01 per diluted share for the fourth quarter of 2018. Net loss was $4.0 million for 2019 or $0.09 per diluted share, compared to a net loss of $2.7 million or $0.06 per diluted share for 2018.

	Q4 2018		Q4 2019		FY 2018		FY 2019
Revenue	$23.1	million	$28.6	million	$85.3	million	$106.1	million
Net cash provided by (used in) operating activities	$1.0	million	$(1.7)	million	$5.1	million	$5.1	million
Cash Balance	$45.2	million	$42.5	million
Non-GAAP Results[1]:
Adjusted EBITDA	$1.2	million	$1.0	million	$2.2	million	$4.4	million

•

Adjusted non-GAAP income per share[1] for the fourth quarter of 2019 was $0.01, compared to $0.02 for the fourth quarter of 2018. Adjusted non-GAAP income per share[1] for 2019 was $0.04, compared to $0.00 for 2018.

[1]

Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Strategic Priorities Update

Expanded conversational analytics and solutions leadership with the acquisition of Sonar Technologies. In December 2019, Marchex announced the acquisition of Sonar Technologies, a leading enterprise text and messaging sales engagement and analytics company. Sonar provides an enterprise-level text and messaging platform for companies looking to increase revenue by improving consumer experience and engagement.  With its acquisition of Sonar Technologies, Marchex will be able to provide a more complete view of business and consumer communications across voice and text while leveraging AI and automation to help brands deliver the most personalized consumer sales experiences at enterprise scale.

Grow New and Existing Client Relationships. In the fourth quarter, Marchex added new enterprise clients in verticals such as real estate, consumer lending, travel, automotive and other industries.  The Company also recently added 4 Sales Edge Rescue customers, including converted pilots, which are expected to be onboarded in 2020.

Accelerate Product Innovation. Marchex recently announced Sale Edge Rescue enhancements that enable enterprise and local businesses to more efficiently grow revenue by capturing missed opportunities. The new capabilities, closed loop conversion tracking, enable businesses to evaluate sales team effectiveness in converting high value leads that were initially mishandled.  Through these enhancements, Sales Edge Rescue strategically empowers businesses by analyzing and measuring what happens after the salesperson acts on the missed opportunity alerts and follows up with the prospective buyer.

“In 2019, we made considerable progress in expanding our market opportunity through innovating with products, leveraging strategic initiatives and evolving our infrastructure to solve mission critical problems for our customers across the fastest growing mobile communication channels,” said Mike Arends, Chief Financial Officer. “During 2020, we will continue investing to expand our conversational analytics and sales acceleration solutions and leverage our growing artificial intelligence and data science capabilities to empower businesses with unique end-to-end solutions that drive more sales, create better customer experiences and provide a complete view of the customer journey. We believe these initiatives will be the foundation for Marchex’s long-term growth and leadership in conversational analytics and sales acceleration solutions.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of February 12, 2020.

•

For the first quarter of 2020, the Company anticipates core analytics and solutions revenue to be in the range of $12.8 million, representing growth from the prior year comparative quarter and from the fourth quarter of 2019.

•

In the first quarter of 2020, the Company anticipates seeing stabilization or potentially a modest increase in revenue related to Marchex’s marketplace products on a year-over-year basis, excluding the decline of the legacy Local Leads product.

“For 2020, as our sales, product and OEM partner initiatives ramp, we anticipate that growth in our auto vertical may accelerate later in the year.  We are making a series of strategic investments that we believe will drive Marchex’s growth and long-term operating profile in 2021 and beyond”, said Arends.

Strategic Investments for 2020:

•

Additional sales and marketing investments, particularly in the first part of the year, as the Company accelerates its initiatives and personnel additions to capture the increasing opportunity it is seeing for its conversational analytics products and sales acceleration solutions.

•

$2 million in addressing various infrastructure initiatives, including consolidating infrastructure and data centers during 2020.  Through these initiatives, the Company anticipates that it can achieve more than $1 million in annualized cost savings beginning in 2021 and beyond.

•	Up to $2.5 million investment in a private auto services company. The Company expects to include the activity and expenses from this investment in its results of operations.

“Our majority investment in a private auto services company is independent from our existing auto analytics product focus, but represents an opportunity that can benefit from our technology investments and relationships within the auto vertical over time. We believe this investment can help broaden our overall strategy, deepen our industry coverage, and leverage our technology investments,” said Arends.  “We also anticipate we will maintain our profitability profile in 2020 and make profitability progress excluding the investment in the auto services company.”

Financial Guidance for the First Quarter ending March 31, 2020

Total Revenue	Approximately $25 million
Income (loss) from operations	($4.5) million or better
Adjusted OIBA[1,2]	A loss of ($1.5) million or better
Adjusted EBITDA[1,2]	A loss of ($1.0) million or better
Adjusted EBITDA excluding auto services investment [1,2]	Near break-even

2  First quarter GAAP income (loss) from operations is expected to be ($4.5) million or better, assuming stock-based compensation and amortization of intangibles between $2.8 and $3 million for the quarter.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Wednesday February 12, 2020 to discuss its fourth quarter and year ended December 31, 2019 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. The consideration and purchase accounting for the Sonar acquisition are preliminary estimates at this time and are pending finalization of various items including potential working capital adjustments. All of the information provided in this release is as of February 12, 2020 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, and acquisition related costs (benefit). This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, amortization of intangible assets from acquisitions, and acquisition related costs (benefit). Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense and acquisition related costs (benefit). Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and Adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition related costs (benefit), (3) interest and other income (expense), and (4) amortization of intangible assets from acquisitions. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: marchex@edelman.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019
Revenue	$23,131	$28,591	$85,251	$106,132
Expenses:
Service costs (1)	12,720	15,586	47,804	56,537
Sales and marketing (1)	3,513	4,479	13,788	16,651
Product development (1)	4,041	5,419	15,423	20,127
General and administrative (1)	2,798	3,577	10,881	13,516
Amortization of intangible assets from acquisitions	781	1,559	781	6,263
Acquisition related costs (benefit)	352	263	462	(447)
Total operating expenses	24,205	30,883	89,139	112,647
Loss from operations	(1,074)	(2,292)	(3,888)	(6,515)
Interest income and other, net	249	160	1,054	752
Loss before provision for income taxes	(825)	(2,132)	(2,834)	(5,763)
Income tax expense (benefit)	(188)	(1,718)	(156)	(1,721)
Net loss applicable to common stockholders	$(637)	$(414)	$(2,678)	$(4,042)

Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.01)	$(0.01)	$(0.06)	$(0.09)
Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	5,056	4,661	5,056	4,793
Class B	37,823	41,286	37,390	40,667
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	5,056	4,661	5,056	4,793
Class B	42,880	45,947	42,446	45,460

(1) Includes stock-based compensation allocated as follows:
Service costs	$97	$10	$435	$141
Sales and marketing	152	187	563	716
Product development	80	75	356	290
General and administrative	376	725	1,686	2,000
Total	$705	$997	$3,040	$3,147

The consideration and purchase accounting for the Sonar acquisition are preliminary estimates at this time and are pending finalization of various items including potential working capital adjustments.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2018	2019
Assets
Current assets:
Cash and cash equivalents	$45,230	$42,526
Accounts receivable, net	16,198	17,809
Prepaid expenses and other current assets	2,657	2,084
Total current assets	64,085	62,419
Property and equipment, net	2,921	3,028
Right-of-use lease asset	—	5,801
Other assets, net	917	335
Goodwill	24,442	33,433
Intangible assets from acquisitions, net	20,697	19,485
Total assets	$113,062	$124,501
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,968	$7,082
Accrued expenses and other current liabilities	5,807	6,668
Current portion of acquisition-related liabilities	1,215	579
Deferred revenue and deposits	1,782	1,173
Lease liability current	—	1,500
Total current liabilities	14,772	17,002
Other non-current liabilities	1,287	—
Deferred tax liabilities	1,531	981
Lease liability non-current	—	5,664
Non-current portion of acquisition-related liabilities	446	—
Total liabilities	18,036	23,647
Stockholders’ equity:
Class A common stock	53	49
Class B common stock	370	396
Additional paid-in capital	350,801	360,649
Accumulated deficit	(256,198)	(260,240)
Total stockholders’ equity	95,026	100,854
Total liabilities and stockholders’ equity	$113,062	$124,501

The consideration and purchase accounting for the Sonar acquisition are preliminary estimates at this time and are pending finalization of various items including potential working capital adjustments.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Adjusted Operating Income Before Amortization (OIBA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
Loss from operations	$(1,074)	$(2,292)	$(3,888)	$(6,515)
Stock-based compensation	705	997	3,040	3,147
Amortization of intangible assets from acquisitions	781	1,559	781	6,263
Acquisition related costs (benefit)	352	263	462	(447)
Adjusted operating income before amortization (Adjusted OIBA)	$764	$527	$395	$2,448

Reconciliation from Net Cash provided by (used in) Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
Net cash provided by (used in) operating activities	$989	$(1,749)	$5,051	$5,094
Changes in assets and liabilities	317	4,374	(2,092)	2,179
Income tax expense (benefit)	(188)	(1,718)	(156)	(1,721)
Acquisition related costs (benefit)	352	263	462	(447)
Interest income and other, net	(249)	(160)	(1,054)	(752)
Adjusted EBITDA	$1,221	$1,010	$2,211	$4,353

Net cash used in investing activities	$(34,407)	$(8,236)	$(36,563)	$(9,683)

Net cash provided by (used in) financing activities	$43	$44	$(27,448)	$1,885

Revenue Reconciliations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
Core analytics and solutions revenue[1]	$10,860	$12,669	$35,390	$52,318
Marketplace, Local Leads, and other analytics[2]	12,271	15,922	49,861	53,814
Total Revenue	$23,131	$28,591	$85,251	$106,132

[1]	Core analytics and solutions revenue includes revenue from analytics customers, including those that are purchasing or buying products derived from the company’s speech technology platform.
[2]

Includes revenue from marketplace, local leads and from tests, consulting services or other analytics revenues that may continue for a limited time but are not anticipated to continue in future periods.

Certain immaterial reclassifications were made to the current presentation.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Income per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
Adjusted Non-GAAP income per share	$0.02	$0.01	$0.00	$0.04

Net loss per share applicable to common stockholders - diluted (GAAP loss per share)	$(0.01)	$(0.01)	$(0.06)	$(0.09)
Shares used to calculate diluted net loss per share applicable to common stockholders	42,880	45,947	42,446	45,460

Net loss applicable to common stockholders	$(637)	$(414)	$(2,678)	$(4,042)
Stock-based compensation	705	997	3,040	3,147
Acquisition related costs (benefit)	352	263	462	(447)
Amortization of intangible assets from acquisitions	781	1,559	781	6,263
Interest income and other, net	(249)	(160)	(1,054)	(752)
Estimated impact of income taxes	(231)	(1,846)	(350)	(2,348)
Adjusted Non-GAAP net income	$721	$399	$201	$1,821
Adjusted Non-GAAP income per share	$0.02	$0.01	$0.00	$0.04

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP)	42,880	45,947	42,446	45,460
Weighted average stock options and common shares subject to purchase or cancellation	274	476	301	714
Diluted shares used to calculate Adjusted Non-GAAP income per share [1]	43,154	46,423	42,747	46,174

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.